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BNY Schedule 2.doc                               Rev. 11/14/08
                            SCHEDULE 2

                WORLDWIDE NETWORK OF SUBCUSTODIANS


COUNTRY                   SUBCUSTODIAN

Argentina                 Citibank, N.A.
Australia                 National Australia Bank Limited
Austria                        UniCredit Bank Austria AG
Bahrain                        HSBC Bank Middle East Limited
Bangladesh                The Hongkong and Shanghai Banking
Corporation, Limited
Belgium                   ING Belgium SA/NV
Benin                     Societe Generale de Banques en Cote
d'lvoire
Bermuda                   Butterfield Trust Bermuda Limited
Botswana                  Barclays Bank of Botswana Ltd.
Brazil                         Citibank, N.A.
Bulgaria                  ING Bank N.V.
Burkina Faso                   Societe Generale de Banques en Cote
d'lvoire
Canada                         CIBC Mellow Trust Company
Cayman Islands                 The Bank of New York New York
Channel Islands                The Bank of New York London
Chile                     Citibank, N.A.
Chile                     Banco de Chile
China (Shanghai and Shenzhen)       HSBC Bank (China) Company
Limited
Colombia                  Cititrust Colombia S.A.
Costa Rica                Banco BCT
Croatia                        Privredna banka Zabreb d.d.
Cyprus                         BNP Paribas Securities Services
Czech Republic                 ING Bank N.V.
Denmark                   Danske Bank A/S
Ecuador                   Banco de la Produccion SA
Egypt                     Citibank, N.A.
Estonia                        Hansabank, Ltd.
Euromarket                Clearstream Banking Luxembourg S.A.
Euromarket                Euroclear Bank
Finland                        Skandinaviska Enskilda Banken AB
(publ) Helsinki Branch
France                         BNP Paribas Securities Services
France                         CACEIS
Germany                   BHF-Bank AG
Ghana                     Barclays Bank of Ghana Ltd.
Greece                         BNP Paribas Securities Services
Guinea Bissau                  Societe Generale de Banques en Cote
d'lvoire
Hong Kong                 The Hongkong and Shanghai Banking
Corporation, Limited
Hungary                   ING Bank Zrt.
Iceland                        New Landsbanki Islands hf
India                     Deutsche Bank AG
India                     The Hongkong and Shanghai Banking
Corporation, Limited
Indonesia                 The Hongkong and Shanghai Banking
Corporation, Limited

COUNTRY                   SUBCUSTODIAN

Ireland                        The Bank of New York Mellon, London
Israel                         Bank Hapoalim B.M.
Italy                     Intesa Sanpaolo S.p.A
Ivory Coast                    Societe Generale de Banques en Cote
d'lvoire - Abidjian
Japan                     The Bank of Tokyo-Mitsubishi UFJ Ltd.
Japan                     Mizuho Corporate Bank, Limited
Jordan                         HSBC Bank Middle East Limited
Kazakhstan                The Hongkong and Shanghai Banking
Corporation Limited
Kenya                     Barclays Bank of Kenya Limited
Kuwait                         HSBC Bank Middle East Ltd.
Latvia                         Hansabanka Limited
Lebanon                   HSBC Bank Middle East Limited
Lithuania                 SEB Bankas AB
Luxembourg                Banque et Caisse d'Epargne de l'Etat
Malaysia                  HSBC Bank Malaysia Berhad
Mali                      Societe Generale de Banques en Cote
d'lvoire
Malta                     HSBC Bank Malta plc
Mauritius                 The Hongkong and Shanghai Banking
Corporation Limited
Mexico                         Banco Nacional de Mexico
Morocco                   Citibank Maghreb
Namibia                   Standard Bank Namibia Ltd.
Netherlands                    BNY Mellon Asset Servicing B.V.
New Zealand                    National Australia Bank
Niger                     Societe Generale de Banques en Cote
d'lvoire
Nigeria                        Stanbic IBTC Bank Plc
Norway                         DnB NOR Bank ASA
Oman                      HSBC Bank Middle East Limited
Pakistan                  Deutsche Bank AG Karachi.
Palestinian Autonomous Area         HSBC Bank Middle East,
Ramallah
Panama                         HSBC Bank (Panama) S.A.
Peru                      Citibank del Peru
Philippines                    The Hongkong and Shanghai Banking
Corporation, Limited
Poland                         ING Bank Slaski
Portugal                  Banco Comercial Portugues, S.A.
Qatar                     HSBC Bank Middle East Limited, Doha
Romania                   ING Bank N.V.
Russia                         ING Bank (Eurasia) ZAO
Russia                         Vneshtorgbanke (MinFin Bonds only)
Saudi Arabia                   SABB Securities Limited
Senegal                        Societe Generale de Banques en Cote
d'lvoire
Serbia                         Bank Austria Creditanstalt AG -
Vienna
Singapore                 United Overseas Bank Limited
Singapore                 DBS Bank Ltd.
Slovak Republic                ING Bank N.V.
Slovenia                  UniCredit Banka Slovenia d.d.
South Africa                   Standard Bank

COUNTRY                   SUBCUSTODIAN

South Korea                    The Hongkong and Shanghai Banking
Corporation, Limited
Spain                     Banco Bilbao Vizcaya Argentaria S.A.
Spain                     Santander Investment Services, S.A.
Sri Lanka                 The Hongkong and Shanghai Banking
Corporation, Limited
Swaziland                 Standard Bank Swaziland Limited
Sweden                         Skandinaviska Enskilda Banken
Switzerland                    Credit Suisse, Zurich
Taiwan                         The Hongkong and Shanghai Banking
Corporation, Limited
Thailand                  The Hongkong and Shanghai Banking
Corporation, Limited/
Thailand                  Bangkok Bank Public Company Ltd.
Togo                      Societe Generale de Banques en Cote
d'lvoire
Trinidad & Tobago              Republic Bank Limited
Tunisia                        Banque Internationale Arabe de
Tunisie
Turkey                         Deutsche Bank NA
Ukraine                        ING Bank Ukraine
United Arab Emirates           HSBC Bank Middle East Limited, Dubai
United Kingdom            The Bank of New York Mellon
United Kingdom            Deutsche Bank AG (The Depository &
Clearing Centre)
United States                  The Bank of New York Mellon
Uruguay                   Banco Itau Uruguay S.A.
Venezuela                 Citibank, N.A.
Vietnam                   The Hongkong and Shanghai Banking
Corporation, Limited
Zambia                         Barclays Bank of Zambia Limited
Zimbabwe                  Barclays Bank of Zimbabwe Limited